Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement filed under Schedule B of KfW and in the related Prospectus of our report dated March 5, 2026, with respect to the consolidated financial statements as at December 31, 2025 and for the fiscal year from January 1, 2025 to December 31, 2025 of KfW, included in KfW’s Annual Report on Form 18-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

May 11, 2026

Hogan Lovells